Exhibit 99

Contact: Roger R. Hopkins, Chief Accounting Officer
Phone: (615) 890-9100

NHI Announces $26.3 Million Acquisition

MURFREESBORO, Tenn. - (April 18, 2013) National Health Investors, Inc. (NYSE:NHI) announced today a $26.3 million acquisition totaling 254 beds. The skilled nursing facilities, each less than two years old, are located in Canton and Corinth, Texas. Indirect affiliates of Fundamental committed to a ten-year initial lease term plus annual fixed escalators. The purchase was funded from borrowings on NHI's revolving credit facility.

“These two newly-constructed, strong-performing assets are a great fit for NHI's diversified portfolio,” said Justin Hutchens, NHI's CEO and President.

About National Health Investors

National Health Investors, Inc. (NYSE: NHI) is a healthcare real estate investment trust specializing in financing healthcare real estate by purchase and leaseback transactions, RIDEA transactions and by mortgage loans. NHI's investments include independent living, assisted living, senior living campuses, skilled nursing facilities, medical office buildings, and hospitals. Find additional information about NHI at www.nhireit.com.

Statements in this press release that are not historical facts are forward-looking statements. NHI cautions investors that any forward-looking statements may involve risks and uncertainties and are not guarantees of future performance. All forward-looking statements represent NHI's judgment as of the date of this release. Investors are urged to carefully review and consider the various disclosures made by NHI in its periodic reports filed with the Securities and Exchange Commission, including the risk factors and other information disclosed in NHI's Annual Report on Form 10-K for the most recently ended fiscal year. Copies of these filings are available at no cost on the SEC's web site at http://www.sec.gov or on NHI's web site at http://www.nhireit.com.